UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 21, 2017 (March 16, 2017)

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

(Zip Code)
520 Gervais Street Columbia, South Carolina (Address of principal executive offices)	29201 (Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 21, 2017, South State Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors have approved an increase in the number of shares available to be repurchased under its 2004 common stock repurchase program (the “Repurchase Program”) to 1,000,000.  The original program authorized 250,000 shares of common stock, and has approximately 54,000 common shares available for repurchase.

Shares of common stock may be purchased under the Repurchase Program periodically in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws.  The actual means and timing of any purchases, target number of shares and prices or range of prices under the Repurchase Program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company’s common stock, share issuances under Company equity plans, general market and economic conditions, and applicable legal and regulatory requirements.  The Repurchase Program has no scheduled expiration date and may be modified, amended, or terminated by the Board of Directors at any time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION
(Registrant)

Date: March 21, 2017	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated March 21, 2017